CHATEAU COMMUNITIES, INC.
                            (a Maryland Corporation)

                             CP LIMITED PARTNERSHIP
                        (a Maryland limited partnership)

                    $100,000,000 8.50% Senior Notes due 2005

                             UNDERWRITING AGREEMENT

                                                               February 17, 2000


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION ("DLJ")
LEHMAN BROTHERS, INC.
c/o Donaldson, Lufkin & Jenrette
        Securities Corporation
277 Park Avenue
New York, NY  10172

Ladies and Gentlemen:

         CP Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), proposes to issue and sell $100,000,000 aggregate principal amount of its 8.50% senior notes due 2005 (the "Debt Securities"), the terms of which are set forth in Exhibit A hereto, to the several underwriters named in
Schedule I hereto (the "Underwriters").

         The Debt Securities will be issued pursuant to the provisions of a supplemental indenture dated as of the Closing Time (as defined herein) (the "Supplemental Indenture") to the indenture dated as of December 19, 1997 (the "Indenture") between the Operating Partnership and Bank One Trust Company, NA (formerly, The First National Bank of Chicago), as trustee (the "Trustee").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Operating Partnership agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Operating Partnership the principal amount of Debt Securities set forth opposite the name of such Underwriter in Schedule I hereto at the purchase price set forth on Exhibit A hereto (the "Purchase Price").

         Chateau Communities, Inc., a Maryland corporation (the "Company"), and the Operating Partnership have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos. 333-43981 and 333-43981-01, respectively) for the registration of the Debt Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company and the Operating Partnership have filed such post-effective
amendments  thereto  as  may  be  required  prior  to  the  date  hereof.   Such
registration statement (as so amended, if applicable) has been declared effective by the Commission. Such registration statement is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Debt Securities, in the form first furnished to the Underwriters by the Operating Partnership for use in connection with the offering of the Debt Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the Closing Time. For purposes of this Agreement, all references to the Registration Statement, Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or Prospectus, as the case may be.

         SECTION 1.  Representations and Warranties.

         (a) Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to each of the Underwriters as of the date hereof and as of the Closing Time, as follows:

                  (1) Compliance with Registration Requirements. The Registration Statement, at the time the Registration Statement became effective and at each time thereafter on which each of the Company and the Operating Partnership filed an Annual Report on Form 10-K with the Commission, did not, and at each time thereafter on which any amendment to the Registration Statement becomes effective or each of the Company and the Operating Partnership files an Annual Report on Form 10-K with the Commission, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company or the Operating Partnership in writing by the Underwriters expressly for use in the Registration Statement or Prospectus.

                  (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the Closing Time or during the period specified in Section 3(f) hereof, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (3) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (4) Financial Statements. The historical consolidated financial statements of each of the Operating Partnership and the Company, including the related notes and schedules thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Operating Partnership and the Company, respectively, as at the dates indicated and the results of operations for the periods specified. If applicable, the historical financial information including the notes thereto for properties or other assets included in or incorporated by reference into the Registration Statement and Prospectus present fairly the stated financial information for such specific property or asset. Except as otherwise stated in the Registration Statement, said historical consolidated financial statements of the Operating Partnership and the Company, respectively, and, if applicable, the specific properties or other assets, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and pro forma) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein to the extent derived from such financial statements.

                  (5) No Significant Subsidiaries. The Operating Partnership has no "significant subsidiaries," as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act.

                  (6) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise, or any of the real property or improvements thereon owned by the Company, the Operating Partnership or any of their respective subsidiaries (each individually, a "Property" and collectively, the "Properties"), whether or not arising in the ordinary course of business, (b) no material casualty loss or material condemnation or other material adverse event with respect to any of the Properties has occurred, (c) there have been no transactions entered into or acquisitions by the Company, the Operating Partnership or any of their respective subsidiaries, other than those in the ordinary course of business or disclosed in the Prospectus, which are material with respect to the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise, and (d) except for regular quarterly distributions on the Company's common stock and the Operating Partnership's common and preferred units of limited partner interest, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to its partnership interests or any class of its capital stock. As used in this Agreement, the term subsidiary as it relates to the Operating Partnership includes any corporation, limited liability company, limited or general partnership, joint venture or other entity through which the Operating Partnership owns a controlling interest, either directly or indirectly, in a Property.

                  (7) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its Properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise or the Properties, collectively; and, except for the Operating Partnership, the Windsor Corporation, a California corporation, and its parent and other corporations that hold 1% or smaller interests in subsidiary partnerships, the Company owns no material amounts of stock or other beneficial interest in any corporation, limited liability company, partnership, joint ventures or other business entity.

                  (8) Operating Partnership. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company, as general partner, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity. To the Company's knowledge, the Partnership Agreement has been duly executed and delivered by the other parties thereto and is a valid and binding agreement, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity. The Operating Partnership has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its state of organization with partnership, limited liability company or corporate power and authority, as the case may be, to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership, limited liability company or corporation, as the case may be, and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise or the Properties, collectively. The Company owns, directly and through ROC Communities (the other general partner of the Operating Partnership), an approximate 89% general partner interest in the Operating Partnership. Except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests in each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Operating Partnership, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or the Operating Partnership or any of its respective subsidiaries as described in the Prospectus and except for security interests which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or any of its subsidiaries considered as one enterprise or the Operating Partnership or any of its subsidiaries considered as one enterprise or the Properties, collectively.

                  (9) Authorization of this Agreement by the Company and the Operating Partnership. The Company and the Operating Partnership have the requisite authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

                  (10) Authorization of Debt Securities. The Debt Securities have been duly authorized by the Operating Partnership for issuance and sale pursuant to this Agreement. The Debt Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Debt Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture and the Supplemental Indenture.

                  (11) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Operating Partnership and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations").

                  (12) Descriptions of the Debt Securities. The Debt Securities will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (13) Absence of Defaults and Conflicts. Neither the Company nor the Operating Partnership is in violation of its charter, by-laws, agreement of limited liability company, agreement of limited partnership or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or the Operating Partnership is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Operating Partnership is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and it subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and compliance by the Company (with respect to this Agreement only) and the Operating Partnership, each severally, with obligations hereunder and thereunder have been duly authorized by all necessary action, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Operating Partnership pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Operating Partnership is a party or by which any of them may be bound, or to which any of the property or assets of the Operating Partnership or any of its subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise, nor will such action result in any violation of the charter, by-laws, agreement of limited liability company, agreement of limited partnership or other organizational documents of the Company or the Operating Partnership or any applicable law, administrative regulation or administrative or court decree, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise.

                  (14) REIT Qualification. Commencing with the Company's first taxable year ended December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation will enable it to meet the requirements for taxation as a REIT under the Code.

                  (15) Absence of Proceedings. Other than as disclosed or incorporated by reference into the Prospectus, there is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company or the Operating Partnership which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise, or which might materially and adversely affect the property or assets thereof and the Properties, collectively, or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated herein or in the Indenture; and all pending legal or governmental proceedings to which the Company or the Operating Partnership is a party or of which any property or assets of the Operating Partnership or the Properties is subject which are not described in or incorporated by reference into the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                  (16) Accuracy of Exhibits. There are no contracts or documents of the Company or the Operating Partnership which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto by the 1933 Act or by the 1933 Act Regulations which have not been so described and filed as required.

                  (17) Absence of Further Requirements. No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement and the Indenture except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the 1939 Act or the 1939 Act Regulations, state securities laws, real estate syndication laws or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                  (18) Possession of  Intellectual  Property.  The Company,  the
         Operating Partnership and their respective subsidiaries are not required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business to be operated by them.

                  (19) Possession of Licenses and Permits. Each of the Company, the Operating Partnership and their respective subsidiaries possess, or have made application for, such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the businesses to be conducted by it, except for such certificates, authorities or permits, the failure to obtain, maintain or possess, would not materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise; and the Company, the Operating Partnership and any of their respective subsidiaries have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise.

                  (20) Title to Property. (a) The Operating Partnership or its subsidiaries, as the case may be, has good and marketable title to all items of real property owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus, mortgages on real property, and those that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects the Company and its subsidiaries considered as one enterprise or of the Operating Partnership and its subsidiaries considered as one enterprise; (b) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets owned by the Operating Partnership or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (c) except as disclosed in the Prospectus, none of the Company or the Operating Partnership , or, to the best of the knowledge of the Company and the Operating Partnership, any lessee under a lease relating to any of the Properties, is in default under any of the leases relating to the Properties and the Operating Partnership does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects the Company and its subsidiaries considered as one enterprise or of the Operating Partnership and its subsidiaries considered as one enterprise; (d) no tenant under any of the leases pursuant to which the Operating Partnership or any of their respective subsidiaries leases any of its real property or improvements has an option to purchase the premises demised under such lease; (e) each of the Properties is in compliance with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Operating Partnership and its subsidiaries considered as one enterprise; and (f) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise.

                  (21) Title Insurance. The Operating Partnership or its subsidiaries have obtained or have the benefit of title insurance on all the Properties described in the Prospectus as owned by the Operating Partnership or its subsidiaries in an amount as is customary for companies engaged in business similar to the Operating Partnership or its subsidiaries.

                  (22) Investment Company Act. The Company, the Operating Partnership and any of their respective subsidiaries are not, and upon the issuance and sale of the Debt Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (23) Environmental Laws. Except as disclosed in the Prospectus, or the Incorporated Documents, each of the Company and the Operating Partnership has no knowledge of (a) the unlawful presence of any substance, material or waste which is regulated by any federal, state or local governmental or quasi-governmental authority, including, without limitation, (i) any substance, material or waste defined, used or listed as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material", "toxic substance" or other similar terms as defined or used in any Environmental Law (as defined below), (ii) any petroleum products, asbestos, polychlorinated biphenyls, lead-based paint, flammable explosives or radioactive materials and (iii) any additional substances or materials which are hazardous or toxic substances under any Environmental Law relating to the Properties (collectively, "Hazardous Materials") on any of the Properties or of (b) any spill, release, discharge or disposal of Hazardous Materials that have occurred or are presently occurring at, from or onto any of the Properties or any properties near or adjacent to the Properties, which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise. Except as disclosed in the Prospectus, in connection with the construction on or operation and use of the Properties, the Company and the Operating Partnership represent that the Operating Partnership has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the use, generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials (collectively, "Environmental Laws") that would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise.

         (b) Officers' Certificates. Any certificate signed by any officer of the Company in such capacity as general partner of the Operating Partnership or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Debt Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter as to the matters covered thereby on the date of such certificate.

         SECTION 2.  Sale and Delivery to Underwriters; Closing.

         (a) Debt Securities. The several commitments of the Underwriters to purchase the Debt Securities pursuant to this Agreement, including Schedule I attached hereto, shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) Payment. Payment of the Purchase Price for, and delivery of, the Debt Securities shall be made at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York, 10186, or at such other place as shall be agreed upon by DLJ and the Operating Partnership, at 10:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by DLJ and the Operating Partnership (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Operating Partnership, against delivery to DLJ for the respective accounts of the Underwriters of the Debt Securities to be purchased by them. It is understood that each Underwriter has authorized DLJ, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Debt Securities which it has severally agreed to purchase. DLJ, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Debt Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (c) Denominations; Registration. The Debt Securities shall be in such denominations and registered in such names as DLJ may request in writing at least one full business day prior to the Closing Time. A Form of the Debt Securities will be made available for examination by DLJ in The City of New York not later than 2:00 P.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with DLJ and with each Underwriter participating in the offering of Debt Securities, as follows:

         (a) The Operating Partnership will prepare a prospectus supplement (a "Prospectus Supplement") setting forth the number of Debt Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Debt Securities are being issued, the names of the Underwriters participating in the offering and the number of Debt Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Debt Securities are to be purchased by the Underwriters from the Operating
Partnership, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as DLJ and the Operating Partnership deem appropriate in connection with the offering of the Debt Securities; and the Operating Partnership will, by the close of business in New York on two business days immediately succeeding the date hereof, transmit copies of the Prospectus, relating to the Debt Securities, to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as DLJ shall reasonably request.

         (b) The Company or the Operating Partnership will notify DLJ immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act with respect to the Registration Statement or the Prospectus relating to the Debt Securities, (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus relating to the Debt Securities, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company and the Operating Partnership will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) At any time when the Prospectus relating to the Debt Securities is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Debt Securities, the Company or the Operating Partnership will give DLJ notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, including any revised Prospectus which the Operating Partnership proposes for use by the Underwriters in connection with an offering of Debt Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised Prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, and will furnish DLJ with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which DLJ or counsel for the Underwriters shall reasonably object.

         (d) The Company or the Operating Partnership will deliver to each Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

         (e) The Operating Partnership will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Debt Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

         (f) If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Debt Securities any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Operating Partnership, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company or the Operating Partnership, as the case may be, will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply, in the opinion of counsel to the Underwriters or Counsel to the Operating Partnership, with such requirements, and the Company or the Operating Partnership, as the case may be, will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

         (g) The Operating Partnership will endeavor, in cooperation with the Underwriters, to qualify the Debt Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as DLJ may designate; provided, however, that the Operating Partnership shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not so qualified. In each jurisdiction in which the Debt Securities have been so qualified, the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Debt Securities; provided, however, that the Operating Partnership shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not so qualified.

         (h) The Operating Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (i) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Debt Securities are to occur.

         (j) The Operating Partnership will use the net proceeds received by it from the sale of the Debt Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (k) The Company or the Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Debt Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         SECTION 4.  Payment of Expenses.

         (a) Expenses. The Company shall cause the Operating Partnership to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Debt Securities, (iii) the preparation, issuance and delivery of the Debt Securities, any certificates for the Debt Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Debt Securities to the Underwriters, (iv) the fees and disbursements of the Operating Partnership's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Debt Securities under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Debt Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the NASD of the terms of the sale of the Debt Securities, and (ix) the reasonable fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the Rules of the NASD), if applicable.

         (b) Termination of Agreement. If this Agreement is terminated by DLJ in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Debt Securities are subject to the accuracy in all material respects of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer of the Company or the Operating Partnership or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company or the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A Prospectus containing information relating to the description of the Debt Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment).

         (b) Opinion of Counsel for the Company and the Operating Partnership. At Closing Time, DLJ shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance Rogers & Wells LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (c) Opinion of Counsel for the Underwriters. At Closing Time, DLJ shall have received the favorable opinion, dated as of Closing Time, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, with respect to the matters set forth in (v) through (x), (xiii) and (xiv), inclusive, of Exhibit B.

         (d) Additional Opinion. In giving their opinions required by subsections (b) and (c), respectively, of this Section, Clifford Chance Rogers & Wells LLP and Milbank, Tweed, Hadley & McCloy LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement or any amendment thereto (except for financial statements, supporting schedules and other financial data, as to which counsel need make no statement), at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company or the Operating Partnership with the Commission, subsequent to the effectiveness of the Registration Statement, then at the time such amendment becomes effective or at the time of the most recent filing of such Annual Report, as the case may be), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, supporting schedules and other financial data, as to which such counsel need make no statement), at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions required by subsections (b) and (c), respectively, of this Section, Clifford Chance Rogers & Wells LLP and Milbank, Tweed, Hadley & McCloy LLP may rely, (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and the Operating Partnership and (2) with respect to certain other matters, upon certificates of appropriate government officials in such jurisdiction.

         (e) Officers' Certificate. At Closing Time, there shall not have been since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise, or the Properties, collectively, whether or not arising in the ordinary course of business, from that set forth in the Prospectus; no proceedings shall be pending or, to the knowledge of the Company or the Operating Partnership, threatened against the Company or the Operating Partnership or any of the Properties before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income the Company and its subsidiaries considered as one enterprise or of the Operating Partnership and its subsidiaries considered as one enterprise or the Properties, collectively, other than as set forth in the Prospectus or incorporated therein by reference; and DLJ shall have received a certificate of the President or the Chief Executive Officer and of the Chief Financial Officer of the Company in such capacity, and of the general partner of the Operating Partnership, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change and
(ii) the representations and warranties in Section 1 are true and correct in all material respects with the same force and effect as though made at the Closing Time. As used in this Section 5(e), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Debt Securities.

         (f) Accountant's Comfort Letter. At Closing Time, DLJ shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance reasonably satisfactory to DLJ, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information as set forth in Exhibit C.

         (g) Ratings. There shall not have occurred, and no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act shall have publicly announced that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Operating Partnership or any securities of the Operating Partnership or (ii) any change in the outlook for any rating of the Operating Partnership or any securities of the Operating Partnership.

         (h) Termination. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by DLJ by notice to the Operating Partnership at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

         (a) Indemnification of Underwriters. The Company and the Operating Partnership, jointly and severally, hereby agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the indemnifying party; and

                  (3) against any and all expense whatsoever, as incurred (including the documented fees and disbursements of counsel chosen by DLJ), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by any Underwriter through DLJ expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Operating Partnership, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, the directors, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by such Underwriter through DLJ expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by DLJ, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company or the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Debt Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The  relative  benefits  received  by  the  Company  or  the  Operating
Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Debt Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Debt Securities (before deducting expenses) received by the Company or the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

         The relative fault of the Company or the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Debt Securities set forth opposite their respective names in Schedule I attached hereto, and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of the Operating Partnership or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Operating Partnership, and shall survive delivery of and payment for the Debt Securities.

         SECTION 9.  Termination.

         (a) Underwriting Agreement. DLJ may terminate this Agreement, by notice to the Operating Partnership, at any time at or prior to the Closing Time, if
(i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of DLJ, impracticable to market the Debt Securities or to enforce contracts for the sale of the Debt Securities, or (iii) trading in any securities of the Company or the Operating Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

         (b)  Liabilities.  If this  Agreement  is  terminated  pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Debt Securities which it or they are obligated to purchase (the "Defaulted Securities"), then DLJ shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, DLJ shall not have completed such arrangements within such 24-hour period, then:

         (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Debt Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations as listed on Schedule 1 hereto bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Debt Securities to be purchased on such date shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either DLJ, the Company or the Operating Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to DLJ at 277 Park Avenue, New York, New York 10172, attention of Stewart Whitman, Managing Director and notices to the Operating Partnership shall be directed to it at CP Limited Partnership, 6160 South Syracuse Way, Greenwood Village, Colorado 80111, attention of Gary P. McDaniel, Chief Executive Officer.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership, DLJ and any other Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Debt Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between DLJ and the Operating Partnership in accordance with its terms.


                                               Very truly yours,

                                               CHATEAU COMMUNITIES, INC.

                                               By: ___________________________
                                                    Name:
                                                    Title:


                                                 CP LIMITED PARTNERSHIP

                                                   By: Chateau Communities, Inc.
                                                   (one of its general partners)

                                                   By:__________________________
                                                       Name:
                                                       Title:

                                                   By: ROC Communities, Inc.
                                                   (its other general partner)

                                                   By:__________________________
                                                       Name:
                                                       Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION


By:______________________________
       Authorized Signatory

                                   SCHEDULE I

                                                             Principal amount of
                                                                 Debt Securities
Underwriter                                                     to be  Purchased
-----------                                                     ----------------

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION ..............................................$75,000,000
LEHMAN BROTHERS, INC ................................................$25,000,000
                                                                     -----------
         Total......................................................$100,000,000
                                                                    ============

                                                                       EXHIBIT A



Title of Debt Securities:

         ____% Senior Notes due _____


Aggregate principal amount:

         $100,000,000


Price to Public:

          ____% of the principal amount of the Debt Securities, plus accrued interest, if any, from ___________, 2000


Purchase Price by Underwriters:

          ____% of the principal amount of the Debt Securities, plus accrued interest, if any, from ___________, 2000

Specified funds for payment of purchase price:

         Federal (same day) funds


Indenture:

         Indenture, dated as of December 19, 1997, between the Operating Partnership and Bank One Trust Company, NA (formerly, The First
         National Bank of Chicago), as Trustee, as supplemented by the Second Supplemental Indenture, dated as of ___________, 2000


Maturity:




Interest Rate:

         ____% per annum



Interest Payment Dates:




Redemption Provisions:



Sinking Fund Provisions:



Time of Delivery:

         10:00 A.M., ___________, 2000

Closing Location:

         Clifford Chance Rogers & Wells LLP
         200 Park Avenue
         New York, NY  10166

                                                                       EXHIBIT B


          FORM OF OPINION OF COUNSEL FOR THE COMPANY AND THE OPERATING
              PARTNERSHIP TO BE DELIVERED PURSUANT TO SECTION 5(b)


         (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

         (ii) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland. The issued and outstanding units of the Operating Partnership have been duly authorized and validly issued and are entitled to the benefits of the Partnership Agreement.

         (iii) Each of the Company and the Operating Partnership has full corporate or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its respective business as described in the Prospectus.

         (iv) The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in the States of Michigan, Florida, Indiana and Colorado. The Operating Partnership is duly qualified or registered as a foreign partnership in the States of Florida, Colorado, Georgia, Indiana, Michigan and Minnesota.

         (v) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

         (vi) The Debt Securities have been duly authorized by the Operating Partnership for issuance and sale pursuant to this Agreement. The Debt Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Debt Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

         (vii) The Indenture has been duly qualified under the 1939 Act; and the Indenture and the Supplemental Indenture conform in all material respects to the statements relating thereto contained in the Prospectus.

         (viii) The Debt Securities, when issued and delivered in accordance with the terms of the Indenture, the Supplemental Indenture and this Agreement, will conform in all material respects to the statements relating thereto contained in the Prospectus; and the form of certificate used to evidence the Debt Securities is in due and proper form and complies in all material respects with all applicable statutory requirements.

         (ix) The Registration Statement has been declared effective under the 1933 Act and, to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

         (x) At the time the Registration Statement became effective, the Registration Statement, and at the date of this Agreement and the date hereof, the Prospectus (excluding in each case the documents incorporated by reference therein and the financial statements and related schedules and other financial data, whether included in or incorporated by reference or omitted from the Registration Statement or the Prospectus, and the Trustee's Statement of Eligibility on form T-1, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (xi) Each document filed pursuant to the 1934 Act (other than the financial statements, supporting schedules and other financial data included therein or excluded therefrom, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

         (xii) To the best of our knowledge, no authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement, the Indenture, the Supplemental Indenture and the consummation of the transactions contemplated therein, except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the 1939 Act or the 1939 Act Regulations, state securities laws, real estate syndication laws or under the rules and regulations of the NASD.

         (xiii) The Company, the Operating Partnership and any of their respective subsidiaries are not, and upon the issuance and sale of the Debt
Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (xiv) The statements set forth in the Prospectus under the captions "Description of Debt Securities" and in the Prospectus Supplement under the caption "Description of the Notes" or any caption purporting to cover such matters, and the information in the Registration Statement under Item 15 relating to indemnification of officers and directors, to the extent such statements or information constitute matters of law, or legal conclusions, have been reviewed by us and are correct in all material respects.

         (xv) To the best of our knowledge, there are no legal or governmental proceedings pending or threatened against the Company, the Operating Partnership or any of their respective subsidiaries which are required to be disclosed in the Prospectus, other than those disclosed therein; to the best of our knowledge, all pending legal or governmental proceedings to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or of which any of their properties or assets is the subject which are not described in or incorporated by reference into the Prospectus, are, considered in the aggregate, not material.

         (xvi) To the best of our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto, to the extent contained therein, are correct in all material respects, and, to the best of our knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

         (xvii) The execution and delivery of this Agreement, the Indenture and the Supplemental Indenture and the consummation of the transactions contemplated therein and compliance thereof by the Operating Partnership or any of its subsidiaries (to the extent they are a party thereto) does not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Operating Partnership pursuant to any contract, indenture, mortgage or loan agreement known to us, to which the Operating Partnership is a party or is bound or to which any of their properties or assets is subject, nor will such action result in violation of the provisions of the charter, by-laws, agreement of limited partnership or other organizational documents of the Operating Partnership or any applicable law, administrative regulation or administrative or court order or decree known to us.

                                                                       EXHIBIT C

          FORM OF ACCOUNTANT'S COMFORT LETTER PURSUANT TO SECTION 5(f)


1. We are independent certified public accountants with respect to the Company and the Operating Partnership within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission ("SEC").

2. In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Registration Statement and Prospectus Supplement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3. We have not issued our report related to an audit of any financial statements of the Company or Operating Partnership as of any date or for any period subsequent to December 31, 1998; although we have conducted an audit for the year ended December 31, 1998, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 1998 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express an opinion on the financial position, results of operations or cash flows included in the Company or Operating Partnership's quarterly reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999, incorporated by reference in the Registration Statement and Prospectus Supplement, or the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 1998.

4. For purposes of this letter, we have read the minutes of the 1999 and 2000 meetings of the stockholders, the Board of Directors and Executive Committee of the Company and the Operating Partnership as set forth in the minute books at February 22, 2000, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to February 22, 2000 (our work did not extend to the period from February 23, 2000 to February 25, 2000, inclusive) as follows:

       a. With respect to the three-, six- and nine-month periods ended March 31, 1999, June 30, 1999 and September 30, 1999 respectively we have:

              (i) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated financial statements for these periods, described in 3, included in the Company and the Operating Partnership's quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, incorporated by reference in the Registration Statement and Prospectus Supplement; and

              (ii) inquired of certain officials of the Company and the Operating Partnership who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) above comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

       b. With respect to the period from October 1, 1999 to December 31, 1999, we have:


              (i) read the unaudited consolidated financial data of the Company and Operating Partnership for October, November and December of both 1999 and 1998 furnished to us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to December 31, 1999 were available; the financial data for October, November and December of both 1999 and 1998 is incomplete in that it omits the statements cash flows and other disclosures and

              (ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in b(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.

  The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

       a. (i) Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4a(i), incorporated by reference in the Registration Statement and Prospectus Supplement, for them to be in conformity with generally accepted accounting principles.

              (ii) The unaudited condensed consolidated financial statements described in 4a(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

       b. (i) At December 31, 1999, there was any change in the capital stock, increase in long-term debt, or decrease in stockholders' equity of the Company and Operating Partnership as compared with amounts shown in the September 30, 1999 condensed consolidated balance sheet included in the Registration Statement, or (ii) for the period from October 1, 1999 to December 31, 1999, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income, funds from operations, or in the total or per-share amounts of income before minority interests or of net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

6. Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to December 31, 1999 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after December 31, 1999 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at February 22, 2000 there was any change in the capital stock, increase in long-term debt, or decrease in stockholders' equity of the Company or the Operating Partnership as compared with amounts shown in the December 31, 1999 condensed consolidated financial results incorporated by reference in the Registration Statement; or (b) for the period from January 1, 2000 to February 22, 2000, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income, funds from operations or in the total or per-share amounts of income before minority interests or of net income. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement or Prospectus Supplement discloses have occurred or may occur.

7. For purposes of this letter, we have also read the items identified by you on the attached copies of the 1998 Form 10-K, Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999, Report on Form 8-K dated February 17, 2000, the Registration Statement and the Prospectus Supplement, attachments number 1 through _____, and have performed the following procedures, which were applied as indicated with respect to the letters explained below:

       A. We compared the dollar amounts or percentages to the corresponding dollar amounts or percentages in the Company's or the Operating Partnership's audited consolidated financial statements and found them to be in agreement, after giving effect to rounding. However, we make no comment with respect to reasons for changes between periods.

       B. We compared the dollar amounts to the corresponding dollar amounts in the Company's or the Operating Partnership's unaudited consolidated financial statements and found them to be in agreement, after giving effect to rounding. However, we make no comment with respect to reasons given for changes between periods. We performed a review of interim financial information for the periods ended as described in 4; we have not performed a review of interim financial information for any interim periods in 1998.

       C. We recomputed the dollar amounts, percentages and ratios based upon corresponding amounts in the Company's or the Operating Partnership's audited consolidated financial statements and found them to be in agreement, after giving effect to rounding. However, we make no comment with respect to reasons given for changes between periods.

       D. We recomputed the dollar amounts, percentages and ratios based upon the corresponding amounts in the Company's or the Operating Partnership's unaudited consolidated financial statements and found them to be in agreement, after giving effect to rounding. However, we make no comment with respect to reasons given for changes between periods. We performed a review of interim financial information for the periods ended as described in 4,; we have not performed a review of interim financial information for any other interim periods in 1998.

       E. We compared to or recomputed the dollar amounts, percentages and ratios, using corresponding dollar amounts, percentages or ratios contained in schedules prepared by the Company or the Operating Partnership and found them to be in agreement, after giving effect to rounding. However, we make no comment with respect to reasons given for changes between periods.

       F. We compared amounts to the Company's trial balance as of or for the year ended December 31, 1999 prepared by the Company or the Operating Partnership, which is the basis for the consolidated financial statements and found them to be in agreement. We have audited the consolidated financial statements of the Company and the Operating Partnership as of and for the year ended December 31, 1999; however, the Company and the Operating Partnership have not publicly issued such financial statements, and we have not issued our report with respect thereto. The consolidated financial statements, including footnotes, have not been finalized by the Company or the Operating Partnership. Based upon the financial statements provided to us, but not finalized, we expect to issue an unqualified opinion on the Company and the Operating Partnership's consolidated financial statements for the year ended December 31, 1999, reflecting in all material respects the financial information with respect to the year ended December 31, 1999 contained in the Form 8-K.

8. For purposes of this letter, we have also read the following information and have performed the additional procedures stated below with respect to such information.

       "Ratio of Earnings to Fixed Charges," page 4

       FILL IN THE BLANK________________________________________________

9. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those marked on the attached copies of pages of the Registration Statement or Prospectus Supplement and , accordingly, we express no opinion thereon.

10. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph seven and eight; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and Prospectus Supplement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

11. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company and the Operating Partnership in connection with the offering of the securities covered by the Registration Statement and Prospectus Supplement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement and Prospectus Supplement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement and Prospectus Supplement.